UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.          )

Filed by the Registrant ☒          Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

Myovant Sciences Ltd.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Employee FAQ

1.	What was announced regarding the Company and Sumitovant?
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On October 23, 2022, we announced that Myovant Sciences Ltd. (the “Company” or “Myovant”) entered into an agreement with Sumitovant Biopharma (“Sumitovant”), our majority shareholder, and Sumitomo Pharma, (“Sumitomo”), under which Sumitovant would acquire the remaining shares of Myovant at a price of $27.00 per share in a cash transaction.

2.	What does this transaction mean for Myovant? Why does this transaction make sense strategically?
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Today’s announcement represents an exciting milestone for our company and employees. With the expertise and resources of Sumitovant to support Myovant, and our employees, we can do more to expand the impact of our differentiated therapies, advance our clinical programs, and work to remove barriers to access quality care for the patients we serve.

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Until the transaction closes, Myovant will operate consistent with our status as a separate public company. At time of closing, Myovant will become a private company and a wholly owned subsidiary of Sumitovant.

3.	What needs to be completed for the transaction to close and when is it expected to be completed?
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The transaction is anticipated to close in the first quarter of calendar year 2023, subject to customary closing conditions, including obtaining certain regulatory approvals, and approval by Myovant shareholders holding a majority of the outstanding shares not owned by Sumitovant or its affiliates.

4.	What does this transaction mean for me? Will there be an immediate change to my current responsibilities, priorities, or projects?
•	Today’s announcement is just the first step in the process. For the vast majority of employees, at least through closing, it should be business as usual.
•	We remain focused on building on the positive momentum and continuing our commitment to patients by maintaining our priorities and our efforts to deliver on our important initiatives.

5.	Will there be any changes to my salary, compensation, or benefits?
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Our approach with respect to employee salaries, compensation and benefits are expected to remain unchanged through the closing of the transaction. When two companies come together, there are always similarities and differences, particularly with benefits plans, corporate policies, and compensation practices; however, Sumitovant has committed that for at least one year after the transaction closes, base salaries and target short term incentive compensation opportunities will be no less favorable than those provided to you before the closing and that other compensation and benefits will be substantially comparable in the aggregate. Further information will be forthcoming as part of the transition plan.

6.	I have unvested restricted stock unit awards. What happens to these awards if they have not fully vested by the closing?
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At the closing of the transaction, your outstanding restricted stock unit awards (“RSUs”) will be cancelled and converted into the right to receive a cash payment equal to the product of $27.00 times the number of shares issuable in settlement of each such RSU, without regard to vesting and less any applicable taxes or other withholdings required by law. After such cancellation, your RSUs will cease to exist.

7.	I have vested and unvested stock options. What happens to my stock options now?
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At the closing of the transaction, your outstanding and unexercised stock options, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment equal to the product of (i) the excess of $27.00 over the per share exercise price of each such stock option, times (ii) the number of shares subject to such stock option, less any applicable taxes or other withholdings required by law. After cancellation, your stock options will cease to exist.

8.	What happens if I voluntarily resign prior to the closing of the transaction?
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If you voluntarily terminate your employment at any time prior to the closing of the transaction, your awards will be governed by the terms of the applicable Company equity plan and/or your individual award documentation; generally, an employee who voluntarily terminates employment prior to the closing of the transaction would not be entitled to any benefits with respect to unvested awards and the employee’s unvested equity awards would terminate. Your vested stock options will remain exercisable for such period of time as may be set forth in your stock option documentation if they have not terminated prior to the closing of the transaction.

9.	Can I trade Myovant stock between now and the close of the transaction?
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The stock trading window is currently closed.  The Legal Department will notify employees once the trading window opens and provide instructions regarding any restrictions on trading for individual employees.

10.	Is this transaction considered a “change in control”?
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The parties have agreed to treat the transaction as a “change in control” for certain purposes under the Company’s benefit plans.  Further information will be forthcoming as part of the transition plan.

11.	How does this affect the hiring process?
•	All offers that have been extended prior to the announcement should be honored. For open roles and new hires, please work with HR as you normally would to put offer packages together.

12.	What does this mean for our Alliance Partners?
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We have notified all of our partners to let them know about this transaction. Until the transaction closes, it remains business as usual and we do not anticipate any immediate changes to existing contracts or relationships.

•	We’re focused on ensuring the transition is seamless for all of our stakeholders – including our alliance partners. If you receive questions from partners, please refer them to Alliance Management.

13.	What information can I share with Sumitovant employees while the transaction is pending?
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Consistent with current policy, Myovant employees should only share information or coordinate with employees at Sumitovant relating to the companies’ respective businesses, R&D activities, etc. if approved by an Executive Committee member.

14.	Who do I go to if I have questions?
•	We realize that you may have many questions over the coming weeks. We have created a dedicated inquiry inbox for all your questions – please send them to myovantcorporatecommunications@myovant.com.
•	We will communicate new information when it becomes available and will provide answers to questions as soon as possible after decisions are made.

15.	What should I do if I’m contacted by someone outside the company about the transaction?
•	Should you receive any inquiries, please refer them to media@myovant.com.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction involving Myovant and Sumitovant. Myovant intends to file with the SEC relevant materials, including a proxy statement on Schedule 14A in connection with the proposed transaction with Sumitovant, and Myovant and certain other persons, including Sumitovant, intend to file a Schedule 13E-3 transaction statement with the SEC. The definitive proxy statement and Schedule 13E-3 transaction statement will be sent to Myovant’s shareholders and will contain important information about the proposed transaction and related matters. MYOVANT’S SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 TRANSACTION STATEMENT AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement, Schedule 13E-3, any amendments or supplements thereto and other relevant materials (when they become available), and any other documents filed by Myovant with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, securityholders of Myovant will be able to obtain free copies of the proxy statement and Schedule 13E-3 through the Investor Relations page of Myovant’s website, www.myovant.com.

Participants in the Solicitation

Myovant and its directors, executive officers and other members of management and certain other persons may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about Myovant’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is contained in Myovant’s proxy statement for its 2022 annual meeting of shareholders, filed with the SEC on July 28, 2022. Additional information regarding these persons and their interests in the proposed transaction will be included in the proxy statement on Schedule 14A and Schedule 13E-3 relating to the proposed transaction when they are filed with the SEC. These documents, when available, can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect the Company’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Forward-looking statements in this communication include statements regarding the proposed transaction. Factors that could cause actual results of the Company to differ materially from those contemplated or implied by the statements in this communication include negative effects from the pendency of the proposed transaction; the risk that required Company shareholders approvals of the proposed transaction will not be obtained or that such approvals will be delayed or conditioned beyond current expectations; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the risk that the approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, may not be obtained or may be obtained subject to conditions that are not anticipated; the inability to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; uncertainty as to the timing of completion of the proposed transaction; potential adverse effects or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed transaction; potential litigation relating to the proposed transaction that could be instituted against Myovant, Sumitovant or their respective directors or officers, including the effects of any outcomes related thereto; possible disruptions from the proposed transaction that could harm Myovant’s or Sumitovant’s business, including current plans and operations; failure to realize contemplated benefits from the proposed transaction; and incurrence of significant costs in connection with the proposed transaction. Investors should note that many factors, as more fully described under the caption “Risk Factors” and elsewhere in the Company’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this communication are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Company’s actual results to differ materially from expected and historical results. These risks are not exhaustive. New risk factors emerge from time to time and it is not possible for the Company’s management to predict all risk factors, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements in this communication, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of such statements.